Exhibit 99.1

Intel Corporation

2200 Mission College Blvd.

Santa Clara, CA 95054-1549

News Release

MEDIA CONTACTS:	Bill Kircos	Joris Evers
	Intel Corporation	McAfee, Inc.
	480-552-2815	650-766-9449
	bill.kircos@intel.com	joris_evers@mcafee.com
INVESTOR CONTACTS:
	Kevin Sellers	Kate Scolnick
	Intel Corporation	McAfee, Inc
	480-363-2642	408-346-5223
	kevin.k.sellers@intel.com	kate_scolnick@mcAfee.com

EDITOR’S NOTE: A conference call hosted by Intel and McAfee executives is planned for 7 a.m. PDT. To view the webcast live, please visit http://intelstudios.edgesuite.net/100819_intel/index.htm.

Intel to Acquire McAfee

NEWS HIGHLIGHTS:

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Purchase of all of McAfee’s common stock for $48 per share in cash, valuing the deal at approximately $7.68 billion. McAfee will operate as a wholly-owned subsidiary, reporting into Intel’s Software and Services Group.

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Acquisition enables a combination of security software and hardware from one company to ultimately better protect consumers, corporations and governments as billions of devices - and the server and cloud networks that manage them - go online.

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Intel elevates focus on security on par with energy-efficient performance and connectivity. The acquisition augments Intel’s mobile wireless strategy, helping to better assure customer and consumer security concerns as these billions of devices connect.

•	Intel has made a number of software-related acquisitions of leaders in their respective industries that also rely on great silicon, including Wind River, Havok and now McAfee.

SANTA CLARA, Calif., Aug. 19, 2010 – Intel Corporation has entered into a definitive agreement to acquire McAfee, Inc., through the purchase of all of the company’s common stock at $48 per share in cash, for approximately $7.68 billion. Both boards of directors have unanimously approved the deal, which is expected to close after McAfee shareholder approval, regulatory clearances and other customary conditions specified in the agreement.

The acquisition reflects that security is now a fundamental component of online computing. Today’s security approach does not fully address the billions of new Internet-ready devices connecting, including mobile and wireless devices, TVs, cars, medical devices and ATM machines as well as the accompanying surge in cyber threats. Providing protection to a diverse online world requires a fundamentally new approach involving software, hardware and services.

Inside Intel, the company has elevated the priority of security to be on par with its strategic focus areas in energy-efficient performance and Internet connectivity.

McAfee, which has enjoyed double-digit, year-over-year growth and nearly 80 percent gross margins last year, will become a wholly-owned subsidiary of Intel, reporting into Intel’s Software and Services Group. The group is managed by Renée James, Intel senior vice president, and general manager of the group.

“With the rapid expansion of growth across a vast array of Internet-connected devices, more and more of the elements of our lives have moved online,” said Paul Otellini, Intel president and CEO. “In the past, energy-efficient performance and connectivity have defined computing requirements. Looking forward, security will join those as a third pillar of what people demand from all computing experiences.

“The addition of McAfee products and technologies into the Intel computing portfolio brings us incredibly talented people with a track record of delivering security innovations, products and services that the industry and consumers trust to make connecting to the Internet safer and more secure,” Otellini added.

“Hardware-enhanced security will lead to breakthroughs in effectively countering the increasingly sophisticated threats of today and tomorrow,” said James. “This acquisition is consistent with our software and services strategy to deliver an outstanding computing experience in fast-growing business areas, especially around the move to wireless mobility.”

“McAfee is the next step in this strategy, and the right security partner for us,” she added. “Our current work together has impressive prospects, and we look forward to introducing a product from our strategic partnership next year.”

“The cyber threat landscape has changed dramatically over the past few years, with millions of new threats appearing every month,” said Dave DeWalt, president and CEO of McAfee. “We believe this acquisition will result in our ability to deliver a safer, more secure and trusted Internet-enabled device experience.”

McAfee, based in Santa Clara and founded in 1987, is the world’s largest dedicated security technology company with approximately $2 billion in revenue in 2009. With approximately 6,100 employees, McAfee’s products and technologies deliver secure solutions and services to consumers, enterprises and governments around the world and include a strong sales force that works with a variety of customers.

The company has a suite of software-related security solutions, including end-point and networking products and services that are focused on helping to ensure Internet-connected devices and networks are protected from malicious content, phony requests and unsecured transactions and communications. Among others, products include McAfee Total Protection™, McAfee Antivirus, McAfee Internet Security, McAfee Firewall, McAfee IPS as well as an expanding line of products targeting mobile devices such as smartphones.

Intel has made a series of recent and successful software acquisitions to pursue a deliberate strategy focused on leading companies in their industry delivering software that takes advantage of silicon. These include gaming, visual computing, embedded device and machine software and now security.

Home to two of the most innovative labs and research in the high-tech industry, Intel and McAfee will also jointly explore future product concepts to further strengthen security in the cloud network and myriad of computers and devices people use in their everyday lives.

On a GAAP basis, Intel expects the combination to be slightly dilutive to earnings in the first year of operations and approximately flat in the second year. On a non-GAAP basis, excluding a one-time write down of deferred revenue when the transaction closes and amortization of acquired intangibles, Intel expects the combination to be slightly accretive in the first year and improve beyond that.

Intel was advised by Goldman Sachs & Co. and Morrison & Foerster LLP. McAfee was advised by Morgan Stanley & Co. Inc. and Wilson Sonsini Goodrich & Rosati, P.C.

About Intel

Intel (NASDAQ: INTC) is a world leader in computing innovation. The company designs and builds the essential technologies that serve as the foundation for the world’s computing devices. Additional information about Intel is available at www.intel.com/pressroom and blogs.intel.com.

About McAfee

McAfee, Inc. (NYSE: MFE), headquartered in Santa Clara, California, is the world’s largest dedicated security technology company. McAfee is committed to relentlessly tackling the world’s toughest security challenges. The company delivers proactive and proven solutions and services that help secure systems and networks around the world, allowing users to safely connect to the Internet, browse, and shop the web more securely. Backed by an award-winning research team, McAfee creates innovative products that empower home users, businesses, the public sector, and service providers by enabling them to prove compliance with regulations, protect data, prevent disruptions, identify vulnerabilities, and continuously monitor and improve their security. http://www.mcafee.com.

FORWARD LOOKING STATEMENTS SAFE HARBOR

This press release contains certain forward-looking statements regarding the proposed transaction between Intel and McAfee, including but not limited to statements regarding the future demand for security; the effectiveness of hardware security; plans to introduce a product resulting from the strategic partnership in 2011; benefits of the proposed transaction; future products and concepts to increase security, particularly with respect to cloud computing and mobile devices and Intel’s expectations regarding the proposed transaction’s effects on its GAAP and non-GAAP results. Actual events or results may differ materially from those contained in these forward-looking statements. Among the important factors that could cause future events or results to vary from those addressed in the forward-looking statements include without limitation, risks and uncertainties arising from the possibility that the closing of the transaction may be delayed or may not occur; difficulties with the integration process or the realization of the benefits of the transaction; general economic conditions in the regions and industries in which Intel and McAfee operate; and litigation or regulatory matters involving antitrust and other issues that could affect the closing of the transaction. In addition, please refer to the documents that Intel and McAfee file with the SEC on Forms 10-K, 10-Q and 8-K. The filings by Intel and McAfee identify and address other important factors that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this press release. Intel and McAfee are under no duty to update any of the forward-looking statements after the date of this press release to conform to actual results.

Additional information and where to find it

McAfee intends to file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and a definitive proxy statement and other relevant materials in connection with the merger. The definitive proxy statement will be sent or given to the stockholders of McAfee. Before making any voting or investment decision with respect to the merger, investors and stockholders of McAfee are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by McAfee with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov, at McAfee’s website at www.McAfee.com (click on “Investor Information”, then on “SEC Filings”) or from McAfee by contacting Investor Relations by mail at McAfee, Inc., 3965 Freedom Circle, Santa Clara, California 95054, Attention: Investor Relations, or by telephone at (408) 346-5223.

Participants in the Solicitation

McAfee and Intel and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from McAfee stockholders in connection with the merger. Information about Intel’s directors and executive officers is set forth in Intel’s 2010 proxy statement on Schedule 14A filed with the SEC on April 2, 2010 and its Annual Report on Form 10-K for the year ended December 26, 2009, filed on February 22, 2010, respectively. Information about McAfee’s directors and executive officers is set forth in its 2010 proxy statement on Schedule 14A filed with the SEC on April 30, 2010 (as revised on May 10, 2010). Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that McAfee intends to file with the SEC.

Intel and the Intel logo are trademarks of Intel Corporation in the United States and other countries.

McAfee, McAfee Labs and Global Threat Intelligence are registered trademarks or trademarks of McAfee, Inc. or its subsidiaries in the United States and other countries. Other marks and brands may be claimed as the property of others. © 2010 McAfee, Inc. All rights reserved.

*	Other names and brands may be claimed as the property of others.